SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 2, 1998
                                                         ------------

             PaineWebber Equity Partners Two Limited Partnership
             ---------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Virginia                       0-15705                    04-2918819
--------------------------------------------------------------------------------
(State or other jurisdiction)    (Commission                 (IRS Employer
     of incorporation            File Number)               Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------

            (Former name or address, if changed since last report)

                                   FORM 8-K
                                CURRENT REPORT

             PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   The Gables of Erin Shades, Richmond, Virginia

   Disposition Date - July 2, 1998

      On July 2, 1998, Richmond Gables Associates, a joint venture in which Paine Webber Equity Partners Two Limited Partnership ("the Partnership") has an interest, sold the property known as The Gables at Erin Shades Apartments located in Richmond, Virginia, to an unrelated third party, Cornerstone Realty Income Trust, Inc., a Virginia corporation, for $11.5 million. The Partnership received net proceeds of approximately $5,153,000 after deducting closing costs of approximately $286,000, closing proration adjustments of approximately $33,000, the repayment of the existing mortgage note of approximately $4,977,000 and a prepayment penalty of approximately $472,000 and a payment of approximately $579,000 to the Partnership's co-venture partner for its share of the sale proceeds in accordance with the joint venture agreement. Despite incurring a sizable prepayment penalty on the repayment of the outstanding first mortgage loan, management believed that a current sale of The Gables property was in the best interests of the Limited Partners due to the exceptionally strong market conditions that exist at the present time and which resulted in the achievement of a very favorable selling price. In addition, management was concerned about the impact of expected development activity in the Richmond market on the future market value of The Gables at Erin Shades Apartments. The Partnership will distribute all of the net sales proceeds from the sale of The Gables, along with an amount of excess cash reserves, in the form of a special distribution totalling approximately $5,243,000, or $39 per original $1,000 investment, to be paid on July 20, 1998 to unitholders of record as of July 2, 1998.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

   (1)Purchase and Sale Agreement by and between Richmond Gables Associates and Cornerstone Realty Group, Inc., dated June 26, 1998.

   (2)General Warranty Deed by and between Richmond Gables Associates and Cornerstone Realty Income Trust, Inc., dated June 30, 1998.

   (3)Bill of Sale by Richmond Gables Associates in favor of Cornerstone Realty Income Trust, Inc., dated June 30, 1998.

   (4)Assignment and Assumption of Leases and Security Deposits between Richmond Gables Associates and Cornerstone Realty Income Trust, Inc., dated June 30, 1998

   (5)Assignment and Assumption of Contracts between Richmond Gables Associates and Cornerstone Realty Income Trust, Inc., dated June 30, 1998

   (6)Seller's Settlement Statement between Richmond Gables Associates and Cornerstone Realty Income Trust, Inc., dated June 30, 1998

   (7)Purchaser's Settlement Statement between Richmond Gables Associates and Cornerstone Realty Income Trust, Inc., dated June 30, 1998

                                    FORM 8-K

                                 CURRENT REPORT

             PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         PAINEWEBBER EQUITY PARTNERS
                           TWO LIMITED PARTNERSHIP
                           -----------------------
                                 (Registrant)




                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  July 15, 1998

                           PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN
                     RICHMOND GABLES ASSOCIATES ("SELLER")
                                       AND
                    CORNERSTONE REALTY GROUP, INC. ("BUYER")



                       GABLES OF ERIN SHADES APARTMENTS
                              RICHMOND, VIRGINIA

                                TABLE OF CONTENTS



Page

ARTICLE 1.....................................................................1
      DEFINITIONS.............................................................1

ARTICLE 2.....................................................................4
      PURCHASE AND SALE.......................................................4

ARTICLE 3.....................................................................4
      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS....................................4

ARTICLE 4.....................................................................7
      PRECLOSING OPERATION....................................................7

ARTICLE 5.....................................................................8
      ACCESS, INSPECTION, DILIGENCE...........................................8

ARTICLE 6....................................................................13
      TITLE AND SURVEY.......................................................13

ARTICLE 7....................................................................15
      CONDITIONS PRECEDENT AND CLOSING.......................................15

ARTICLE 8....................................................................18
      CASUALTY AND CONDEMNATION..............................................18

ARTICLE 9....................................................................19
      BROKERAGE COMMISSIONS..................................................19

ARTICLE 10...................................................................20
      DEFAULT, TERMINATION AND REMEDIES......................................20

ARTICLE 11...................................................................21
      REPRESENTATIONS AND WARRANTIES.........................................21

ARTICLE 12...................................................................25
      MISCELLANEOUS..........................................................25

ARTICLE 13...................................................................29
      IRS FORM 1099-S DESIGNATION............................................29

LIST OF EXHIBITS

EXHIBIT A - THE LAND
EXHIBIT B - PERSONAL PROPERTY
EXHIBIT C - PROPERTY CONTRACTS
EXHIBIT D - EARNEST MONEY ESCROW INSTRUCTIONS
EXHIBIT E - RENT ROLL
EXHIBIT F - FORM OF ESCROW  CLOSING  INSTRUCTIONS
EXHIBIT G - LEAD-BASED  PAINT  DISCLOSURE
EXHIBIT H - DILIGENCE DOCUMENTS
SCHEDULE D - 1099 DESIGNATION AGREEMENT
SCHEDULE E - FORM OF AUDIT LETTER

                           PURCHASE AND SALE AGREEMENT

                        Gables of Erin Shades Apartments


      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of the 26th day of June, 1998 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Seller desires to sell and Buyer desires to purchase, the Property (hereinafter defined) on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual undertakings, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:


Buyer:                  Cornerstone Realty Group, Inc., a Virginia corporation
------

Deposit:                See Section 3.1
--------

Documents:              all documents listed on Exhibit H, attached hereto.
----------

Environmental
-------------

Requirements:           All laws, ordinances, statutes, codes, rules,
------------
                        regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous
                        Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

Escrowed Amount:        See Section 3.1
----------------

Hazardous Substances:   Any substance which is or contains:  (i) any
--------------------
                        "hazardous substance" as now or hereafter defined in
                        Section 101(14) of the Comprehensive Environmental
                        Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Recourse Conservation and Recovery Act (42 U.S.C.
                        Section 6901 et seq.) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic
                        Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls;
                        (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable law related to the Property.
                        Hazardous Materials shall include, without limitation, any substance, the presence of which on the Real
                        Property: (A) requires reporting, investigation or remediation under Environmental Requirements;
                        (B) causes or threatens to cause a nuisance on the Real
                        Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real Property or adjacent property; or (C) if emanated or migrated from the Real Property, could constitute a trespass.

Improvements:           All  buildings,   structures   and  other   improvements
-------------           situated  upon the Land and all  fixtures,  systems  and
                        facilities owned by Seller and located on the Land, which include 224 rental units.

Intangible Property:    All of Seller's right, title and interest, if
-------------------     any, in all intangible assets of any nature relating
                        to the Land, the Improvements or the Personal
                        Property, including, without limitation, all of Seller's right, title and interest in all
                        (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller, (ii) all licenses, permits and approvals relating to the Real Property, (iii) all logos and trade names currently used by Seller exclusively in the operation of the Land and Improvements, including the use of the name Gables of Erin Shades Apartments, and (iv) all plans and specifications, in each case to the extent that Seller may legally transfer the same.

Land:                   All of the land described on Exhibit A attached
----                    hereto, together with all privileges, rights,
                        easements, and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

Leases:                 All of Seller's rights in all leases covering any
-------                 portion of the Land or Improvements.

Personal Property:      All furniture, carpeting, appliances, equipment,
-----------------       machinery, inventories, supplies, signs and other
                        tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the Personal Property listed on Exhibit B attached hereto. Personal Property specifically excludes: (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.

Property:               The Real Property, the Personal Property, the Leases,
---------               the Tenant Deposits, the Intangible Property and the
                        Property Contracts known as Gables of Erin Shades
                        Apartments, located at Richmond, Virginia.

Property Contracts:     All of Seller's rights, if any, in the contracts
------------------      listed on Exhibit C attached hereto, being all
                        service, supply and equipment rental, management, operating and leasing contracts affecting the Property, to the extent that (i) Seller is entitled to transfer the same to Buyer, and (ii) Buyer does not elect to have Seller terminate them in accordance with
                        Section 4.3 below.

Purchase Price:         $11,500,000.00
--------------

Real Property:          The Land and the Improvements.
-------------

Seller:                 Richmond Gables Associates, a Virginia general
-------                 partnership

Tenant Deposits:        Seller's rights to unapplied security deposits under
---------------         the Leases.

Title Company:          Commonwealth Land Title Insurance Company
-------------

                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy the Property from Seller for the Purchase Price and otherwise subject to the covenants, provisions, terms and conditions contained herein.


                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Deposit. Contemporaneously with the execution and delivery of this Agreement (and as a condition precedent to the effectiveness of this Agreement), Buyer shall deposit immediately available funds with the Title Company (hereinafter the "Escrow Agent") the sum of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars (the "Deposit") to secure Buyer's obligations under this Agreement. The Escrow Agent shall hold the Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Deposit and all interest accrued on the Deposit (collectively, the "Escrowed Amount") shall be maintained by the Escrow Agent in such account or accounts until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions attached hereto as Exhibit
D. The Escrowed Amount shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c) below.

      3.2 Purchase Price. The Purchase Price, subject to adjustment as provided herein, shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) in United States dollars by wire transfer of federal funds, less the Escrowed Amount (the "Cash Balance").

      3.3 Tax Proration. All due and payable real estate taxes, all general and special assessments on the Land and ad valorem taxes, if any, on the Personal Property (based on the most recent ascertainable taxes) attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, provided that there shall be no further adjustment to be made after the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property
(i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Contract Proration. To the extent Property Contracts are not terminated pursuant to Section 4.3, (a) prepaid or past due amounts and (b) prepaid fees or bonuses under any Property Contracts which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Utility Proration. Seller shall use commercially reasonable efforts to terminate its accounts for electricity, gas, water, sewer or other public utility usage at the Property as of the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such termination or payment shall be required. Buyer shall activate its own account as of the Closing Date. If Seller is unable to terminate any of its accounts, the Seller shall cause all meters for electricity, gas, water, sewer or other public utility usage at the Property to be read as of the day immediately preceding the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor and no further adjustment shall be made. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility accounts will be terminated by Seller or (ii) whether utility meters will be read as of the Closing Date and shall provide a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date.

      3.6 Income and Expense Proration. Collected rents for the then current and any future period, prepaid rentals, and all expenses and other charges in connection with the operation of the Property shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. Security deposits which have not been previously applied by Seller shall be added to the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Property Contracts. For a period of sixty (60) days after the Closing Date, Buyer shall use commercially reasonable efforts to collect owing past due or uncollected rents as of the Closing Date, and such past due or uncollected rents, less reasonable expenses of collection thereof, shall be apportioned between Buyer and Seller (if and when collected). If Seller has committed to give any future monetary concessions to tenants under existing leases to which Buyer would become liable, then such amount shall be deducted from the Purchase Price at Closing.

      3.7 Prorations Generally. A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Article 3 and submitted to Buyer for review and approval not less than two (2) business days prior to the Closing Date. For purposes of making prorations, Seller shall be deemed to be in title to the Property and entitled to the income from and responsible for the expenses thereof, on the closing Date.

      3.8   Closing Costs.

            (a) Seller shall pay: (i) its legal fees and expenses related to the negotiation and preparation of this Agreement and all documents required to close the transaction contemplated hereby, (ii) 50% of the escrow fees of the Escrow Agent, (iii) grantor's tax and (iv) all expenses of satisfaction and prepayment of the any outstanding mortgages on the Property.

            (b) Buyer shall pay: (i) 50% of the escrow fees of the Escrow Agent,
      (ii) charges to record the deed, and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses related to the negotiation of this Agreement and all documents required to close the transaction contemplated hereby, (iv) all costs related to the Buyer's inspection and due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports,
      (v) all costs associated with title examination and preparation of a title commitment as well as all charges and premiums for an owner's title policy, (vi) all costs allocable to preparation of the survey, (vii) the cost of the Phase I Report update, and (viii) all state and county taxes associated with the transfer of the property.

            (c) All other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll (the "Rent Roll") containing a list of all occupants of the Property pursuant to the Leases as of the date hereof is attached hereto as Exhibit E. During the pendency of this Agreement, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall (i) be at or near market rent, (ii) be for a term of not more than one (1) year (with respect to residential Leases only), and (iii) on the Seller's current standard form of lease.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted, including ordinary preparation for occupancy of residential units vacated prior to Closing.

      4.3 Property Contracts. Seller shall make copies of all Property Contracts available for Buyer to review promptly after the date hereof. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Property Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Property Contracts so identified at or before Closing, provided that such Property Contracts may be terminated without cost or liability to Seller and if there is cost or liability to Seller, Buyer shall be responsible for any such liability. At Closing, Seller shall assign and Buyer shall assume the Property Contracts, except those Property Contracts which Seller has agreed to terminate. Buyer and Seller shall indemnify, defend and hold the other harmless from and against any and all claims under the Property Contracts which relate to its respective period of ownership. Notwithstanding the foregoing, Seller's existing management contract and exclusive brokerage contract for the Property shall be terminated by Seller effective as of the Closing Date at no cost to Buyer.

                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1 Access/Purchaser's Responsibilities/Purchaser's Indemnity.

            (a) From the date hereof through the Diligence Date (hereinafter defined), Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Buyer acknowledges that Seller has delivered to Buyer or has made available to Buyer at the Property, on or before the date hereof, all Documents.

            (b) Buyer agrees that in conducting any inspections, investigations or tests of the Property and/or the Documents, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb the tenants under the Leases or unreasonably interfere with their use of the Property pursuant to their respective Leases, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure of otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors ad employees or any tenant or their guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of Buyer's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and (ix) not reveal or disclose any information obtained during the due diligence period concerning the Property and the Documents to anyone outside Buyer's organization, except in accordance with the confidentiality standards set forth in Section 5.5 herein.

            (c) Buyer will indemnify, defend, and hold Seller and its property manager harmless from all losses, costs, liens, claims, causes of action, liability, damages and out-of pocket expenses, including, without limitation, reasonable attorneys= fees incurred by Seller as a result of the entry upon or inspections, tests or investigations of the Property conducted by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

            (d) Buyer acknowledges and agrees that the Documents are provided to Buyer for informational purposes only and do not constitute representations or warranties of Seller or its agents, employees or representatives of any kind as to the truth, accuracy or completeness of the Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents, and is providing the Documents solely as an accommodation to Buyer.

      5.2 Diligence. Subject to Section 5.1, above, Buyer shall promptly commence and actively pursue the following due diligence items:

            (a)   Review title and survey matters;

            (b)   Review Property Contracts;

            (c)   Obtain and review engineering reports;

            (d) Review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents; and

            (f) Review all Leases affecting the Property.

      Buyer shall complete its due diligence on or before July 8, 1998 (the "Diligence Date"). Notwithstanding any other term or provision herein to the contrary, in the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrow Agent shall return the Escrowed Amount to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event that Buyer does not terminate this Agreement pursuant to this Paragraph 5.2, the Escrowed Amount shall become nonrefundable and shall either be (a) applied to the Purchase Price as provided in Section 3.2, or (b) in the event of default, casualty or condemnation, disbursed to either Buyer or Seller according to the applicable terms hereof. BUYER ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, BUYER SHALL BE AFFORDED A FULL OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND CONDUCT SUCH INVESTIGATIONS AND STUDIES ON AND OF SAID PROPERTY AS IT DEEMS NECESSARY AND THAT, UNLESS BUYER TERMINATES THIS AGREEMENT PURSUANT TO THIS SECTION 5.3 BUYER SHALL BE DEEMED TO HAVE WAIVED ON THE DILIGENCE DATE ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OF COMMON LAW BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING BUT NOT LIMITED TO, CERCLA AND RCRA) PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING, WITHOUT LIMITATION, STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS SUBSTANCES ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. BUYER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS SUBSTANCES OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

      5.3   Copies of Reports/Return of Documents.

            (a) Seller has delivered to Buyer a copy of the Phase I Environmental Site Assessment for the Gables Apartments prepared by CURA, Inc. dated September 13, 1994 (the "Phase I Report"). If the Phase I Report indicates the existence or reasonable potential existence of any environmental, hazardous waste or Hazardous Substance contamination of any portion of the Property, Buyer may terminate this Agreement by giving written notice to Seller by the Diligence Date. Upon such termination, in accordance with paragraphs (b) and (c) below, the Escrowed Amount shall be promptly returned to Buyer and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except those obligations arising under provisions of this Agreement which are expressly intended to survive termination. Buyer hereby acknowledges and agrees that if it fails to terminate this Agreement pursuant to this Section 5.3(a), it waives its right to terminate this Agreement pursuant to Section 5.2 above for any reason pertaining to or in connection with information contained in the Phase I Report.

            (b) If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Documents delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement.

            (c) The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of its obligations under
      Section 5.4(a) and (b).

      5.4 Confidentiality. Buyer acknowledges and agrees that any and all of the Documents are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Further, each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers the Documents and/or any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon the Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.5 Buyer's Acknowledgment. BUYER ACKNOWLEDGES THAT AS OF THE DILIGENCE DATE IT HAS HAD AN OPPORTUNITY TO CONDUCT DILIGENCE ON THE PROPERTY AND IS ACQUIRING THE PROPERTY IN ITS CURRENT CONDITION BASED ON ITS DILIGENCE. BUYER FURTHER ACKNOWLEDGES THAT NEITHER SELLER NOR ITS EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PROPERTY OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, IN, UNDER OR WITHIN THE PROPERTY OR A PORTION THEREOF WHICH SURVIVE CLOSING HEREUNDER. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER
REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) OR INFORMATION SUPPLIED TO BUYER WITH RESPECT THERETO. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED TO BUYER BY SELLER WITH RESPECT TO THE PROPERTY UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.

      5.6 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.

                                    ARTICLE 6

                                TITLE AND SURVEY

      6.1 Title and Survey. Promptly following the execution of this Agreement, Buyer shall obtain:

            (a) A current ALTA as-built survey of the Real Property or an update of Seller's survey (the "Survey"); and

            (b) A commitment for an ALTA Owner's Policy of Title Insurance from the Escrow Agent (the "Title Commitment"). Buyer shall cause a copy of the completed Title Commitment to be forwarded to Seller.

      If the Survey or matters listed as exceptions in the Title Commitment are not satisfactory to Buyer, Buyer shall, five (5) business days before the Diligence Date, provide Seller with written notice of such objections (the "Title Objections"). Seller, at its sole cost and expense shall have the right, but not the obligation, to cure or remove any Title Objections and shall give Buyer written notice on or prior to the Diligence Date, identifying those Title Objections, if any, that Seller agrees to use reasonable efforts to cure; provided, however, that Seller shall not be obligated to incur any costs or expenses in excess of $10,000 in connection with any such cure undertaken by Seller. If there are Title Objections which Seller is unable or unwilling to cure by the Diligence Date, Buyer may terminate this Agreement as provided in
Section 5.3, above or waive such objections which Seller is not willing or able to cure and proceed to closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived because Seller is unwilling or unable to cure shall be the "Permitted Exceptions."

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient special warranty deed to Buyer good and clear record and marketable fee simple title to all of the Real Property free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a)   All Leases;

            (b) All zoning, building and other laws applicable to the Property;

            (c) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

            (d) The lien, if any, for real estate taxes for current year not due and payable prior to the Closing Date (subject to proration in accordance with Section 3.3 herein);

            (e) All matters shown on Schedule B of the Title Commitment or of public record as of the effective date of the Title Commitment and which Seller has not agreed to cure pursuant to Section 6.1, above;

            (f)   The Permitted Exceptions;

            (g)   Any matters shown on the Survey; and

            (h) All matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors.

      6.3 Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.


                                    ARTICLE 7

                        CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

            (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

      Notwithstanding the foregoing, if any conditions of Closing (other than an obligation of Buyer under Section 7.2 below) shall not have been fulfilled on or before the Closing Date, Seller shall have the right (in its sole discretion), exercisable by written notice to Buyer at or before the Closing, to extend the Closing Date for a period of up to forty-five (45) days to provide additional time for the fulfillment of such conditions. Upon any such extension, the term "Closing Date" as used herein shall mean the date set forth in such written notice from Seller. If Buyer's conditions as set forth in this Section 7.1 have not been met as of the Closing Date (as the same may be extended as aforesaid) then Buyer shall have the right to terminate this Agreement by written notice to Seller, and upon receipt of such notice Seller shall direct the Escrow Agent to return the Escrowed Amount to Buyer and this Agreement shall thereupon terminate and be of no further force or effect.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            (a) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including, without limitation, payment by the Buyer of the Purchase Price (as adjusted as otherwise provided herein);.

            (b) On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete.


      7.3 Closing Date. Subject to Seller's right to extend the Closing Date as provided in Section 7.1 and Buyer's right to extend the Closing Date as provided below , the consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur through an escrow closing arrangement as described in Exhibit F attached hereto on July 15, 1998 (the "Closing Date"), at the office of the Escrow Agent or through the escrow closing arrangements set forth in the Form of Escrow Closing Instructions attached hereto as Exhibit F. It is agreed that time is of the essence in this Agreement.

      Buyer shall have the right to extend the Closing Date for up to ten (10) additional business days upon the deposit with Escrow Agent of the sum of One Hundred Thousand Dollars ($100,000.00) (the "Additional Deposit"). The Escrow Agent will hold the Additional Deposit with the Deposit, together with all interest earned thereon, as the Escrowed Amount. The Escrowed Amount shall be maintained by the Escrow Agent until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions. The Escrowed Amount, including the Additional Deposit, shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c), above.

      7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered:

            (a) A duly executed and acknowledged special warranty deed conveying the Land and the Improvements to Buyer;

            (b) A duly executed quitclaim bill of sale and general assignment conveying the Personal Property and the Intangible Property to Buyer;

            (c) A duly executed assignment and assumption of the Leases and Tenant Deposits (the "Assignment of Leases");

            (d) A duly executed assignment and assumption of Property Contracts being assumed (the "Assignment of Contracts");

            (e) A certificate or certificates of non-foreign status from Seller;

            (f) Customary affidavits sufficient for the Escrow Agent to delete any exceptions for mechanic's or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Escrow Agent may reasonably request;

            (g) An updated Rent Roll (including a list if all delinquent and prepaid rents) certified by the Seller as true and correct as of the Closing Date;

            (h) Such other instruments as Buyer or the Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (i) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (j) Evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Seller to sell the Property and the authority of the person or persons executing the various documents on behalf of Seller in connection with the sale of the Property;

            (k) Originals, or where unavailable, copies of all Property Contracts, Leases (with all amendments and modifications thereto), operating information, permits, warranties and financial information about the Property in Seller's possession or control relating to the Property;

            (l) All keys to all locks on the Property and similar items, to the extent in Seller's possession;

            (m) An indemnity pursuant to Section 4.3 with respect to each Property Contract;

            (n) To the extent required, documents for the transfer of telephone, electric, water and sewer, and gas utilities, as may be required by the utility; and

            (o) A satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property.

      7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b) Evidence in form and substance reasonably satisfactory to Escrow Agent and Seller of Buyer's authority to purchase the Property;

            (c)   The Assignment of Leases;

            (d)   The Assignment of Contracts;

            (e) Such other instruments as Seller or Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (f) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts;

            (g) Such evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

            (h) Acknowledgment by Buyer of Buyer's receipt from Seller of the Tenant Deposits;

            (i) An indemnity pursuant to Section 4.3 of this Agreement with respect to each Property Contract assumed by Buyer; and

            (j) Executed  counterparts of any other documents  listed in Section
7.4 required to be signed by Buyer.

      7.6 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to those items listed in Section 6.2 of this Agreement and rights arising under any Property Contracts not terminated by Buyer pursuant to Section 4.3. Seller and Buyer covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Buyer, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Buyer and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, (i) any deductible, (ii) rent loss insurance proceeds and (iii) amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty up to the amount of the Purchase Price, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $350,000.00 from fire or any other casualty which Seller, in its sole option, elects not to repair, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any substantial portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award. "Substantial portion or interest" shall mean (i) a portion of the Property valued in excess of $350,000.00 or (ii) a portion of the parking area such that the Property is no longer in compliance with zoning requirements.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Insignia/ESG, Inc. (the "Broker"). Seller agrees to pay all commissions, payments and fees due to the Broker at the Closing. Buyer agrees to indemnify, defend and hold Seller harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorney'= fees) arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finder'= fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.


                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the right to terminate this Agreement and receive (a) the Escrowed Amount and (b) reimbursement for actual costs incurred by Buyer in conducting its due diligence pursuant to this Agreement in a total amount not to exceed $35,000.00, whereupon this Agreement shall terminate without further recourse. Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount. IN NO EVENT SHALL SELLER, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, HAVE ANY LIABILITY BEYOND ITS INTEREST IN THE PROPERTY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON COMMON LAW, CONTRACT, STATUTE, EQUITY OR OTHERWISE.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Escrow Agent to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.

      10.3 Indemnity. Buyer agrees to indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, loss, liabilities, damages, costs and expenses (including reasonable attorneys= fees and court costs) of every kind and character asserted against or incurred by Seller at any time and from time to time by reason of or arising as a result of the ownership, occupancy, operation, use, and/or maintenance of the Property by Buyer for the period from and after the Closing Date. Seller agrees to indemnify, hold harmless and defend Buyer from and against any and all claims, demands, causes of action, loss, liabilities, damages, costs and expenses
(including reasonable attorneys= fees and court costs) of every kind and character asserted against or incurred by Buyer at any time and from time to time by reason of or arising as a result of the ownership, occupancy, operation, use, and/or maintenance of the Property by Seller for the period prior to the Closing Date. Each indemnifying party shall be given notice of any claims by the indemnified party. The provisions of this Section 10.3 shall survive the Closing.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a corporation, duly organized and in good standing under the laws of the Commonwealth of Virginia, is qualified to do business in the Commonwealth of Virginia and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Each of the individuals executing this Agreement on Buyer's behalf is authorized to do so. Buyer has the financial ability to pay the Purchase Price by tendering the Cash Balance, and to perform the other covenants of Buyer set forth in this Agreement.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c)   Buyer is not in any way affiliated with Seller;

            (d) No approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the
      Commonwealth of Virginia, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof or any third party is required in connection with the valid execution and delivery of, and performance of the covenants of, this Agreement by Buyer.

            (e) There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, against or affecting Buyer which, if determined adversely to Buyer, would adversely affect its ability to perform its obligations hereunder.


      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2  Seller's  Representations  and  Warranties.   Seller  is  a  general
partnership existing under the laws of the Commonwealth of Virginia.

            (a) Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

            (b) Seller has directed its manager to deliver or to make available to Buyer (i) complete copies of all Leases and (ii) the Rent Roll.

            (c) Seller has caused its property manager to deliver or to make available copies of all Property Contracts.

            (d) Seller has not been served with notice of any actions, suits, or proceedings against or affecting the Seller or the Property that either
      (i) are not covered by applicable insurance or (ii) if determined adversely to Seller would materially affect the ownership or operation of the Property or Seller's ability to perform its obligations under this Agreement.

      Seller reserves the right to update the representations and warranties made by it herein. All of Seller's representations and warranties shall be deemed to be updated by information disclosed to or obtained by Purchaser in connection with its due diligence investigations.

      11.3 Seller; Seller's Knowledge. Whenever a representation is made to "Seller's knowledge", or a term of similar import, the accuracy of such representation shall be based solely on the actual knowledge of Peter F. Sullivan (ASullivan"), without independent investigation or inquiry except for inquiry of Seller's property manager for the Property. Sullivan is an officer of a general partner of Seller who has had primary responsibility for the sale of the Property to Buyer. Notwithstanding the foregoing, if, prior to the Closing, Buyer obtains actual knowledge that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge prior to Closing.

      11.4 Property Conveyed "AS IS". (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF,
(XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES (HEREINAFTER DEFINED) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY,
(XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANGER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREED THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AAS IS, WHERE IS" WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND
WAIVERS SET FORTH IN THE THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                 --------------
                                Buyer's Initials

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Successors and Assigns. Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. Notwithstanding the foregoing Buyer may elect to have a nominee entity accept title to the Property at Closing, provided that any such nominee must be an affiliated entity controlled by or under common control with Buyer, and Buyer shall give written notice of such nominee to Seller, together with any reasonable evidence of affiliation requested by Seller, a minimum of fifteen (15) days prior to Closing. No designation of a nominee to receive title shall release Buyer from its obligations under this Agreement.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) on the next business day when sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Agent shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.

      (1)   If to Seller:

            c/o Paine Webber Properties Incorporated
            265 Franklin Street - 15th Floor
            Boston, MA 02110
            Attn: Mr. Peter F. Sullivan, Vice President

      and

            Mr. James Cobb
            CTJ Real Estate, Inc.
            212 South Tryon Street, Suite 1350
            Charlotte, NC 20281

      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, MA 02109
            Attn: Andrew C. Sucoff, Esq.

      (2) If to Buyer:

            Cornerstone Realty Group, Inc.
            306 East Main Street
            Richmond, Virginia 23219
            Attention: Mr. Gus G. Remppies

      with a copy to:

            Harry S. Taubenfeld, Esq.
            Zuckerbrod & Taubenfeld
            575 Chestnut Street
            Cedarhurst, New York 11516

      with a copy to:

            Steven D. Delaney, Esq.
            707 East Main Street, 11th Floor
            Richmond, Virginia 23219

(3) If to the Escrow Agent:

            Lucy Strange
            Commonwealth Land Title Insurance Company
            823 East Main Street
            Suite 1300
            Richmond, Virginia 23219

      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of state in which the Property is located.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Time of the Essence. Time is expressly declared to be of the essence of this Agreement, provided, however that in the event any date hereunder falls on a Saturday, Sunday or legal holiday, the date applicable shall be the next business day.

      12.11 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors.

      12.12 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, the Escrowed Amount shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations to one another except as otherwise specifically provided herein.

      12.13 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

      12.14 Binding On Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12.15 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

      12.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

      12.17 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

      12.18 Buyer Represented by Counsel. Buyer hereby represents and warrants to Seller that (i) Buyer is not in a significantly disparate bargaining position in relation to Seller, (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement, and (iii) Buyer is buying the Property for business, commercial, investment or other similar purpose and not for use as Buyer's residence.

      12.19 Preparation of Documents. All of the documents to be executed at the Closing shall be in the form prepared to the reasonable satisfaction of Seller's and Buyer's counsel and delivered to Buyer on or before five (5) days prior to the Closing Date, provided that the failure to timely deliver such documents shall not constitute a default by Seller hereunder.

      12.20 Public Entity. Seller acknowledges that Buyer is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. To the extent available and in Seller's possession, Seller agrees, from the date of this Agreement and for a period of ninety (90) days following the Closing Date, to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission. In addition, Seller agrees to submit to the form of letter attached hereto as Schedule E to the property manager for signature.

                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Escrow Agent (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.
                           [Signatures on next page.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                              SELLER:

                              RICHMOND GABLES ASSOCIATES, a Virginia general partnership

                                    By: PaineWebber Equity Partners Two Limited
                                    Partnership, a Virginia limited partnership,
                                    general partner

                                       By:  Second Equity Partners, Inc., a
                                            Delaware corporation, managing
                                            general partner



                                                By:/s/ Peter F. Sullivan
                                                   ---------------------
                                                Name:  Peter F. Sullivan
                                                Title: Vice President

                              BUYER:

                              CORNERSTONE REALTY GROUP, INC., a Virginia corporation


                             By:/s/ Gus G. Remppies
                                -------------------
                                  Name:  Gus G. Remppies
                                  Title:  Vice President

                              ESCROW AGENT:
                              COMMONWEALTH LAND TITLE INSURANCE COMPANY

                               By:/s/ Lucy Strange
                                  ----------------
                               Name: Lucy Strange
                               Title:  Vice President

                            JOINDER BY TITLE COMPANY

      Commonwealth Land Title Insurance Company, referred to in this Agreement as the Escrow Agent, hereby acknowledges that it received this Agreement executed by Seller and Buyer on the ___ day of June, 1998, and accepts the obligations of the Escrow Agent as set forth herein. It further acknowledges that it received the Deposit on the __ day of ______, 199_. The Escrow Agent agrees to deposit the Deposit and to distribute the Escrowed Amount in accordance with the terms and provisions of this Agreement.

                              ESCROW AGENT:
                              COMMONWEALTH LAND TITLE INSURANCE COMPANY

                              By: _____________________________
                              Name:
                              Title:
                              Date:

                            ACKNOWLEDGMENT BY BROKER

      The undersigned Broker signs below to evidence that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Section 11.4(a), and (iii) is a duly licensed broker in the Commonwealth of Virginia and is currently permitted to conduct business in the Commonwealth of Virginia and be paid a real estate commission.


                                  BROKER:       INSIGNIA/ESG, INC.

                                  BY:  ____________________________
                                       Name:
                                       Title:
                                       License No:
                                       Tax Id. No.:
                                       Date:

                                    EXHIBIT A

      The Land
      --------

      All that certain piece or parcel of land, with improvements thereon and appurtenances thereto belonging, lying and being in the Three Chopt District, Henrico County, Virginia, on the northside of Broad Street Road (U.S. Route 250) as shown on that certain plat of survey prepared by J.K. Timmons & Associates, P.C., dated July 17, 1987, last revised May 26, 1988, entitled "Improvements on
15.550 Acres of Land at the Northeast Intersection of Broad Street Road and Innsbrook Drive known as Erin Shades", and being more particularly described as follows:

      Beginning at a rod found 38.64' north of the intersection of Broad Street Road (U.S. Route 250) and Innsbrook Drive; thence along the east line of Innsbrook Drive N. 39E 19' 57" E. 948.61' to a rod found; thence S. 50E 40' 03" E. 290.00' to a rod found; thence N. 39E 19' 57" E. 330.49' to a rod found; thence S. 50E 40' 03" E. 162.81' to a rod found; thence S. 20E 51' 39"
E. 349.08' to a rod found; thence S. 42E 52' 26" W 652.20' to a rod found; thence N. 47E 07' 34" W. 206.06' to a rod found; thence S 42E 52' 26" W. 215.00' to a rod found; thence along a curve to the left having a radius of 101.78' and a length of 49.17' to a rod set; thence along a curve to the left having a radius of 15.00' and a length of 23.58' to a rod found on the north line of Broad Street Road; thence along the north line of Broad Street Road N. 74E 52' 03" W. 536.95' to a rod found; thence along a curve to the right having a radius of 25.00' and a length of 49.83' to a point and place of beginning.

      Less and except that portion containing .182 acre conveyed to the Commonwealth of Virginia, by Final Order Entered December 7, 1990, recorded December 12, 1990, in the Clerk's Office, Circuit Court, County of Henrico, Virginia, in Deed Book 2271, page 1951.

                                    EXHIBIT B

                                Personal Property
                                -----------------

                                  See attached.

                                    EXHIBIT C

                               Property Contracts
                               ------------------

                                  See attached.

                                    EXHIBIT D

                    Form of Earnest Money Escrow Instructions

Escrow Officer:
Escrow No.:
Phone No.:
Facsimile No.:
Date:


TO:   Commonwealth Land Title Insurance Company ("Escrow Agent")
      823 East Main Street
      Suite 1300
      Richmond, Virginia 23219
      Attn: Ms. Lucy Strange


      The amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Deposit") is being deposited in escrow with the Escrow Agent by Cornerstone Realty Group, Inc. (the "Buyer") under that certain Purchase and Sale Agreement (the "Agreement"), dated June 26, 1998, by and between Buyer and Richmond Gables Associates (the "Seller").

      As escrowee, you are hereby directed to hold, deal with and dispose of the Escrowed Amount (as defined in the Agreement) in accordance with the following terms and conditions:

      1. You are to hold the Escrowed Amount until: (a) you are in receipt of a joint order by the undersigned Seller and Buyer as to the disposition of the Escrowed Amount; or (b) you are in receipt of a written demand (the "Demand") from either Seller or Buyer for the payment of the Escrowed Amount or any portion thereof. Upon receipt of any Demand, you are directed to so notify the other party, enclosing a copy of the Demand. If within five (5) days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrowed Amount as requested by the Demand. If within said five-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrowed Amount until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrowed Amount with a Court of competent jurisdiction.

      2. Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, the undersigned Seller and Buyer agree that the non-prevailing party shall pay to you upon, demand all reasonable costs and expenses incurred by you in connection herewith.

      3. Any escrow fee to be charged by you is to be borne equally by the undersigned Seller and Buyer.

      4. All notices or other Communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller, Buyer and escrowee as herein provided in the Agreement. A notice is given on the date it is personally delivered, sent by overnight courier or facsimile transmission, or deposited with the United States Mail for delivery as aforesaid. A notice is received on the date it is personally delivered, the day after sent if sent by overnight courier or facsimile transmission or, if sent by mail as aforesaid, on the date noted on the return receipt.

      5. This Escrow Agreement is being entered into to implement the Agreement and shall not (nor be deemed to.) amend, modify or supersede the Agreement or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon these Escrow Instructions.

      6. Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by Escrow Agent in good faith, or for any mistake of fact or law, or for anything which Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of Escrow Agent's gross negligence or intentional misconduct.

      7. Escrow Agent shall be entitled to rely, and shall be protected in acting in reliance, upon any writing furnished to Escrow Agent by either Buyer or on behalf of Seller and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to Escrow Agent. Escrow Agent may rely on any affidavit of either Buyer or Growth II on behalf of Seller or any other person as to the existence of any facts stated therein to be known by the affiant.

      8. In the event of any disagreement between Buyer and Seller resulting in adverse claims and demands being made in connection with or against the funds held in escrow, Escrow Agent shall refuse to comply with the claims or demands of either party until such disagreement is finally resolved (i) by a court of competent jurisdiction (in proceedings which Escrow Agent or any other party may initiate, it being understood and agreed by Buyer and Seller that Escrow Agent has authority (but not the obligation) to initiate such proceedings), or (ii) by an arbitrator in the event that Buyer and Seller determine to submit the dispute to arbitration pursuant to the rules of the American Arbitration Association, and in so doing Escrow Agent shall not be or become liable to a party, or (iii) by written settlement between Buyer and Seller.

      9. Buyer and Seller each agree to jointly and severally indemnify and hold harmless Escrow Agent against any and all losses, liabilities, costs (including legal fees) and other expenses in any way incurred by Escrow Agent in connection with or as a result of any disagreement between Buyer and Seller under this Agreement or otherwise incurred by Escrow Agent in any way on account of its role as Escrow Agent.

      10.  All  of  Escrow  Agent's   obligations  under  this  Agreement  shall
automatically terminate upon disbursing the Escrowed Amount as set forth above.

      Agreed and Acknowledged this ____ day of ____________, 1998.


                                     SELLER:

                                    Richmond Gables Associates, a Virginia
                                    general partnership

                                         By:   PaineWebber Equity Partners Two
                                               Limited Partnership, a Virginia
                                               limited partnership

                                               By:   Second Equity Partners,
                                                     Inc., a Delaware
                                                     corporation, managing
                                                     general partner

                                                     By:______________________
                                                         Peter F. Sullivan
                                                         Vice President

                                    BUYER:
                                    Cornerstone Realty Group, Inc. a Virginia
                                     corporation


                                    By:  _________________________________
                                    Name:
                                    Title:

                                  Escrow Agent:
                                  Commonwealth Land Title Insurance Company


                                    By:  _________________________________
                                    Name:
                                    Title:

                                    EXHIBIT E

                                    Rent Roll
                                    ---------

                   See diligence materials for Buyer at Property

                                    EXHIBIT F

                       Form of Escrow Closing Instructions


                             ________________ __, 1998



FEDERAL EXPRESS

_____________________ ("Escrow Agent")

---------------------

---------------------

        Re:  ______________ _______, ___________ (the "Property")

Dear ________:

        This letter ("Letter") is furnished to you in connection with the anticipated closing of the sale of the Property to ____________, a ___________, ("Buyer") by ________________ (the "Seller") under the Agreement by and between Seller and Buyer with an effective date of _____________, 1998 (the "Purchase and Sale Agreement"). The sale is scheduled to be completed on ___________, 199__ (the "Closing Date"). This Letter constitutes the escrow instructions of Buyer and Seller in connection with such closing.

        A. Deposit of Funds. On or before 11:00 A.M. Eastern Time on the Closing Date, Buyer will wire transfer to you pursuant to the instructions set forth in Exhibit A an amount agreed upon by Seller and Buyer. The amount so transferred, combined with the amount of Deposit previously paid to you by Buyer pursuant to the Purchase and Sale Agreement and interest thereon shall be referred to as the "Funds". You agree to hold and disburse the Funds strictly in accordance with the terms of this letter.

        B. Delivery of Documents-Seller. On or before the Closing Date, Seller will be delivering to you the following documents:

              (i) an original duly executed and acknowledged Deed to the Property from Seller to Buyer in the form attached hereto as Exhibit B;

              (ii)  evidence  of  authority  of  Seller  in form  and  substance
                    necessary   to  satisfy  the   requirements   of  the  title
                    commitment (as defined below);

              (iii) two (2)  duly  executed  originals  of the  Bill of Sale and
                    Assignment from Seller to Buyer in the form of Exhibit C attached hereto;

              (iv) two (2) duly executed originals of the Assignment of Leases from Seller to Buyer in the form attached hereto as Exhibit D;

              (v) two (2) duly executed originals of the Assignment of Service Contracts from Seller to Buyer in the form attached hereto as Exhibit E;

              (vi) two (2) duly executed original non-foreign affidavits in the form attached hereto as Exhibit F;

              (vii) two (2) duly executed original Affidavits from Seller;

              (viii)a Closing  Statement  duly  executed by Seller (which may be executed by facsimile);

              (ix) original tenant notice letters addressed to each tenant;

              (x) transfer tax returns required under applicable law;

              (xi) such other documentation required under the Purchase and Sale Agreement, or as agreed upon between Buyer and Seller.


        C. On or before the Closing Date, Buyer will be delivering to you the following documents in escrow, to be held on the terms and conditions herein contained:

              (i) two (2) duly executed originals of the Assignment of Leases in the form attached hereto as Exhibit D;

              (ii) two (2) duly executed originals of the Assignment of Service Contracts in the form attached hereto as Exhibit E;

              (iii) a Closing  Statement duly executed by Buyer (may be executed by facsimile).

        D. Conditions to Close of Escrow. The Funds shall be disbursed and the documents listed in paragraphs B and C above (the "Documents") shall be delivered and recorded when the following conditions are satisfied:

              (i) You have received all of the Funds (and such additional funds required to be delivered to you from Seller to clear title, if the Funds are not sufficient).

              (ii) You have received the Documents and you are unconditionally and irrevocably prepared to issue to Buyer an ALTA Seller's Title Policy (the "Title Policy") dated the later of the Closing Date or as of the date and time the Deed is recorded, in a form identical to the hand marked title commitment attached hereto as Exhibit H (the "Title Commitment").

              (iii) You  have   received  oral  or  written   instructions   (by
                    facsimile) from counsel to Buyer and Seller authorizing you to complete the closing.

        E. Close of Escrow. If the conditions specified in paragraph D above are satisfied on or before the Closing Date, you shall simultaneously take the following actions on the Closing Date:

              (i) Assemble fully executed counterparts of the originally executed Documents, as necessary;

              (ii) Sign three copies of the Closing Statement;

              (iii) Arrange for Recordation of the Deed;

              (iv) Sign the hand marked commitment as your unconditional issuance of the Title Policy, fax that signed hand-marked commitment to Buyer's counsel at (617) 227-8591 and forward an original of that signed hand-marked commitment by overnight mail to Buyer's counsel;

              (v) Fax originals of the duly executed Closing Statement to counsel for each of Buyer at (617) 227-8591 and Seller at (___) ________ and send originals by overnight mail to counsel for each of Buyer and Seller;

              (vi) Disburse the Funds in accordance with the Closing Statement, including, without limitation, completing payment to the Seller by wire transfer as specified in the Closing Statement.

        F. Delivery of Documents. You shall deliver:

              (i) Within two (2) business days after recording to Buyer's counsel, a dated, time stamped copy of the Deed (and all other documents recorded therewith).

              (ii) Within two (2) business days from the Closing Date to Seller's and Buyer's counsel, originals or photocopies of the Documents in accordance with the instructions contained on Exhibit I attached hereto.

              (iii) Within five (5) business days from receipt of the deed after being returned by the county to Buyer's counsel, the Title Policy.

        G. Cancellation of Instructions. Notwithstanding anything to the contrary herein, if the conditions specified in Paragraph D hereof are not satisfied on or before 2:00 p.m. (Eastern time) on ________________, you shall immediately contact Andrew C. Sucoff at (617) 570-1995 and _______________ at (___) ____________. Unless you receive written instructions not to cancel this escrow from_______________ and Andrew C. Sucoff, the instructions set forth in paragraphs A through F above shall be deemed canceled. Concurrently therewith, you shall immediately:

              (i) return the Funds to Buyer by wire transfer according to instructions which will be separately provided to you;

              (ii) return the documents listed in paragraph B to counsel to Seller by overnight courier; and

              (iii) return the  documents  listed in  paragraph  C to counsel to
                    Buyer by overnight courier.

        H. Execution by Counterparts. This letter of instructions may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same letter of instructions.

        Please acknowledge your receipt of this letter and your agreement to comply strictly with the foregoing instructions by returning a copy of this letter duly endorsed by you in the space provided below.

                                Very truly yours,

                                BUYER'S COUNSEL:


                                    By:_____________________________

                                SELLER'S COUNSEL:


                                    GOODWIN, PROCTER & HOAR LLP



                                    By:_____________________________






ACCEPTED AND AGREED TO:

Escrow Agent


By:___________________________

Exhibit A:  Wire Instructions into Escrow Agent

Exhibit B:  Deed

Exhibit C:  Bill of Sale and Assignment

Exhibit D:  Assignment of Leases

Exhibit E:  Assignment of Service Contracts

Exhibit F:  Non-Foreign Affidavit

Exhibit G:  Audit Letter

Exhibit H:  Title Commitment

Exhibit I:  Instructions for Disbursement of Documents

                                    Exhibit I
                                    ---------

                    Instructions for Disbursement of Documents

Special Warranty Deed - to be returned to counsel to Buyer after recordation thereof in accordance with Section E(i) of the Joint Closing Escrow Letter

Evidence of Authority of Seller - original to counsel to Buyer

Bill of Sale and Assignment - originals to counsel for each of Seller and Buyer

Assignment of Leases - originals to counsel for each of Seller and Buyer

Assignment of Service Contracts - originals to counsel for each of Seller and Buyer

Non-Foreign Affidavit - retain originals and deliver copies to counsel for each of Seller and Buyer

Rent Roll - originals to counsel to Buyer

Evidence of Authority of Buyer - original to counsel to Seller

Affidavits as to Debts and Liens - copy to Buyer and originals for Assured Quality Escrow Agent

                                    EXHIBIT G

                           Lead-Based Paint Disclosure
                           ---------------------------

                                  See attached.

                                    EXHIBIT H

                               Diligence Documents
                               -------------------


   Current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the past twelve (12) months previous to the date of this Agreement; documents creating liens of security interest on personal property at the Property, if any; to the extent available, all insurance policies or certificates applicable to the Property; plans and specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; copy of the existing title policy and updated title commitment, together with, to the extent available, copies of instruments listed thereon which evidence exceptions to title, except those which will be released at and as a condition of closing; most recent copy of the survey for the Property.

                                   SCHEDULE D

                           1099 Designation Agreement

                      IRS FORM 1099-S DESIGNATION AGREEMENT
                      -------------------------------------

   This AGREEMENT is made this _______ day of _________, 199_ by and between RICHMOND GABLES ASSOCIATES, a Virginia general partnership (the "TRANSFEROR"), CORNERSTONE REALTY GROUP, INC., a Virginia corporation (the "TRANSFREE"), and COMMONWEALTH LAND TITLE INSURANCE COMPANY (the "DESIGNEE").

   The TRANSFEROR is the present owner of certain property (the "Premises") known as The Gables of Erin Shades Apartments located in Henrico County, Virginia, as more particularly described in a Purchase and Sale Agreement (the "Agreement") dated June 26, 1998, by and between the TRANSFEROR and the TRANSFEREE.

   In order to  comply  with  information  reporting  requirements  provided  by
Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties hereby agree as follows:

   (1) to designate DESIGNEE as the party who shall be responsible for reporting to the Internal Revenue Service (the "IRS") the sale of the Premises on IRS form 1099-S;

   (2) to provide  DESIGNEE  with the  information  necessary  to complete  Form
   1099-S;

   (3) That DESIGNEE shall provide all parties to this transaction with a copy of the IRS Form 1099-S filed with the IRS and with any documentation used to complete IRS Form 1099-S;

   (4) That DESIGNEE shall not be liable for the actions taken under this Agreement or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the DESIGNEE;

   (5) That the parties shall indemnify DESIGNEE for any costs and expenses incurred as a consequence of the actions taken under this Agreement, except as they may be the result of gross negligence or willful misconduct on the part of the DESIGNEE; and

   (6) that all parties to this  Agreement  will retain this  Agreement for four
   (4) years following December 31 of the calendar year in which the date of closing occurs.

                            [Signatures on next page}

                        TRANSFEROR:
                        RICHMOND GABLES ASSOCIATES, a Virginia general partnership

                        By: PaineWebber Equity Partners Two Limited Partnership, a Virginia limited partnership, general partner

                              By: Second Equity Partners, Inc., a Delaware corporation, managing general partner


                                    By:_____________________________
                                       Peter F. Sullivan
                                       Vice President

                              TRANSFEREE:

                              CORNERSTONE REALTY GROUP, INC., a Virginia corporation


                              By:_____________________________
                                  Name:
                                  Title:

                              DESIGNEE:
                              COMMONWEALTH LAND TITLE INSURANCE COMPANY

                           By:_______________________
                           Name:
                           Title:

                                   SCHEDULE E

                              FORM OF AUDIT LETTER

                            GENERAL WARRANTY DEED
                            ---------------------




      THIS DEED OF BARGAIN AND SALE is made as of June 30, 1998, by and between RICHMOND GABLES ASSOCIATES, a Virginia general partnership with an address c/o PaineWebber Equity Partners Two Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110, as Grantor; and CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation with an address of 306 East Main
Street, Richmond, Virginia, 23219, as Grantee.

                               W I T N E S S E T H:

      In consideration of the sum of Ten Dollars ($10.00) cash in hand paid by Grantee to Grantor and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor grants and conveys unto Grantee, with General Warranty and, except as hereinafter set forth, English Covenants of title, the property described on Schedule A attached hereto and by this reference made a part hereof, and all improvements located thereon.

      This conveyance is made subject to and with the benefit of easements, conditions, restrictions and agreements of record.

      IN WITNESS WHEREOF, Grantor has caused its name to be signed hereto by its general partner, being duly authorized so to act.

                                    RICHMOND GABLES ASSOCIATES, a
                                    Virginia general partnership

                                    By:   PaineWebber Equity Partners Two
                                          Limited Partnership, a Virginia
                                          limited partnership, a general
                                          partner

                                          By:   Second Equity Partners, Inc.,
                                                Delaware corporation, its
                                                managing general partner
(SEAL)
                                                By:/s/ Peter F. Sullivan
                                                   ---------------------
                                                Name: Peter F. Sullivan
                                                Title: Vice President

                          COMMONWEALTH OF MASSACHUSETTS


COUNTY OF SUFFOLK

      The foregoing instrument was acknowledged before me this 30th day of June, 1998, by Peter F. Sullivan, as Vice President of Second Equity Partners, Inc., managing general partner of PaineWebber Equity Partners Two Limited Partnership, general partner of Richmond Gables Associates.

                                    /s/ Linda Z. MacDonald
                                    ----------------------
                                    Notary Public
[AFFIX NOTARIAL SEAL]               My commission expires:  November 12, 1999

                                   SCHEDULE A


      All that certain piece or parcel of land, with improvements thereon and appurtenances thereto belonging, lying and being in the Three Chopt District, Henrico County, Virginia, on the northside of Broad Street Road (U.S. Route 250) as shown on that certain plat of survey prepared by J.K. Timmons & Associates, P.C., dated July 17, 1987, last revised May 26, 1988, entitled "Improvements on
15.550 Acres of Land at the Northeast Intersection of Broad Street Road and Innsbrook Drive known as Erin Shades", a copy of which plat is recorded in the Clerk's Office, Circuit Court of Henrico County, Virginia, in Plat Book 84, page 205, to which reference is made for a more particular description.

      Less and except that portion of the property acquired by the Commonwealth of Virginia by Certificate of Take recorded December 7, 1990, in Deed Book 2271, page 1951, and Final Order entered December 7, 1990, a copy of which was recorded December 12, 1990 in Deed Book 2272, page 715.

      Together with the Easement Area, Fort McHenry Access Drive and Signage Easement as described in Declaration of Access Easement and Maintenance Agreement dated February 28, 1991, recorded March 22, 1991, in Deed Book 2284, page 990.

      Being a part of the same real estate conveyed to Grantor by deed of Richmond Erin Shades Associates Limited, a Virginia limited Partnership, dated September 4, 1987 and recorded September 4, 1987 in the Clerk's Office, Circuit Court, Henrico County, Virginia, in Deed Book 2095, page 356.

                      THE GABLES OF ERIN SHADES APARTMENTS
                              RICHMOND, VIRGINIA


                                 BILL OF SALE
                                 ------------

      THIS BILL OF SALE (this "Bill of Sale") is executed as of the 30th day of June, 1998, by Richmond Gables Associates ("Seller"), a Virginia general partnership having an address c/o PaineWebber Equity Partners Two Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110, in favor of Cornerstone Realty Income Trust, Inc. ("Purchaser"), a Virginia corporation, having an office at 306 East Main Street, Richmond, Virginia 23219.

      1.    Real Property.  The AReal Property@ shall mean the Land and
Improvements.

      2. Land. The "Land" shall mean all of the land described on Exhibit A attached hereto, together with all privileges, rights, easements, and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

      3. Improvements. The "Improvements" shall mean all buildings, structures and other improvements situated upon the Land and all fixtures, systems and facilities owned by Seller and located on the Land, which include 224 rental units.

      2. Personal Property. The "Personal Property" shall mean all furniture, carpeting, appliances, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the Personal Property listed on Exhibit B attached hereto. Personal Property specifically excludes: (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.

      3. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser.

      4. As Is. The Personal Property is sold, transferred and delivered by Seller and hereby accepted by Purchaser in its current "as is" condition, without any warranties, covenants or representations by Seller. Without limiting the generality of the foregoing, the Personal Property is transferred, sold and delivered without any express or implied warranty of merchantability or fitness.

      5.   Counterparts.   This  Bill  of  Sale  may  be  executed  in  multiple
counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                                     SELLER:

                                    RICHMOND GABLES ASSOCIATES, a
                                    Virginia general  partnership
                                    By:   PaineWebber Equity Partners Two
                                          Limited Partnership, a Virginia
                                          limited partnership, a general
                                          partner

                                          By:  Second Equity Partners, Inc.,
                                               a Delaware corporation, its
                                               managing general partner

By: /s/ Peter F.  Sullivan
    ----------------------
                                               Name:   Peter F. Sullivan
                                               Title:  Vice President

                                    EXHIBIT A
                                    ---------


      All that certain piece or parcel of land, with improvements thereon and appurtenances thereto belonging, lying and being in the Three Chopt District, Henrico County, Virginia, on the northside of Broad Street Road (U.S. Route 250) as shown on that certain plat of survey prepared by J.K. Timmons & Associates, P.C., dated July 17, 1987, last revised May 26, 1988, entitled "Improvements on
15.550 Acres of Land at the Northeast Intersection of Broad Street Road and Innsbrook Drive known as Erin Shades", a copy of which plat is recorded in the Clerk's Office, Circuit Court of Henrico County, Virginia, in Plat Book 84, page 205, to which reference is made for a more particular description.

      Less and except that portion of the property acquired by the Commonwealth of Virginia by Certificate of Take recorded December 7, 1990, in Deed Book 2271, page 1951, and Final Order entered December 7, 1990, a copy of which was recorded December 12, 1990 in Deed Book 2272, page 715.

      Together with the Easement Area, Fort McHenry Access Drive and Signage Easement as described in Declaration of Access Easement and Maintenance Agreement dated February 28, 1991, recorded March 22, 1991, in Deed Book 2284, page 990.

      Being a part of the same real estate conveyed to Grantor by deed of Richmond Erin Shades Associates Limited, a Virginia limited Partnership, dated September 4, 1987 and recorded September 4, 1987 in the Clerk's Office, Circuit Court, Henrico County, Virginia, in Deed Book 2095, page 356.

                                    EXHIBIT B

                                PERSONAL PROPERTY

                                  See attached.

                     THE GABLES OF ERIN SHADES APARTMENTS
                              RICHMOND, VIRGINIA

                            ASSIGNMENT AND ASSUMPTION
                         OF LEASES AND SECURITY DEPOSITS
                         -------------------------------


      THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the 30th of June, 1998, between Richmond Gables Associates ("Assignor"), a Virginia general partnership with an address c/o PaineWebber Equity Partners Two Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110 and Cornerstone Realty Income Trust, Inc., ("Assignee"), a Virginia corporation, with an address of 306 East Main Street, Richmond, Virginia 23219.

      1.    Real Property.  The AReal Property@ shall mean the Land and
Improvements.

      2. Land. The "Land" shall mean all of the land described on Exhibit A attached hereto, together with all privileges, rights, easements, and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

      3. Improvements. The "Improvements" shall mean all buildings, structures and other improvements situated upon the Land and all fixtures, systems and facilities owned by Seller and located on the Land, which include 224 rental units.

      2. Leases. The "Leases" means all leases, tenancies, rental agreements and occupancy agreements affecting the Real Property which are described in Exhibit B attached to this Assignment.

      3. Tenant Deposits. "Tenant Deposits" means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered. The Tenant Deposits are set forth on attached Exhibit C.

      4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Tenant Deposits.

      5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases and Assignee further assumes all liability of Assignor for the proper refund or return of the Tenant Deposits if, when and as required by the Leases.

      6. Indemnity. Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns, harmless against all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) of the lessor under all Leases for any matters arising from and after the date hereof. Assignor hereby agrees to indemnify and hold Assignee, its successors and assigns, harmless against all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) of the lessor under the Leases for any matters existing prior to the date hereof; provided, however, it is expressly understood and agreed that Assignor shall not be responsible to the lessees under the Leases for Assignee's duty and obligation to return the Tenant Deposits to lessees under the Leases to the extent the Tenant Deposits are assigned to Assignee hereunder.

      7. Attorneys' Fees. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

      8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

9. Counterparts. This Assignment may be executed in multiple counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.


      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.


                                     SELLER:

                                    RICHMOND GABLES ASSOCIATES, a Virginia
                                    general partnership

                                    By:  PaineWebber Equity Partners Two
                                         Limited Partnership, a Virginia
                                         limited partnership, a general
                                         partner

                                         By: Second Equity Partners, Inc., a
                                             Delaware corporation, its
                                             managing general partner

                                             By:/s/ Peter F. Sullivan
                                                ---------------------
                                             Name: Peter F. Sullivan
                                             Title: Vice President

                                   PURCHASER:

                                    CORNERSTONE REALTY INCOME TRUST, INC., a
                                    Virginia corporation


                                    By:  /s/ Gus G. Remppies
                                         -------------------
                                    Name:  Gus G. Remppies
                                    Title: Vice President

                                    EXHIBIT A
                                    ---------



      All that certain piece or parcel of land, with improvements thereon and appurtenances thereto belonging, lying and being in the Three Chopt District, Henrico County, Virginia, on the northside of Broad Street Road (U.S. Route 250) as shown on that certain plat of survey prepared by J.K. Timmons & Associates, P.C., dated July 17, 1987, last revised May 26, 1988, entitled "Improvements on
15.550 Acres of Land at the Northeast Intersection of Broad Street Road and Innsbrook Drive known as Erin Shades", a copy of which plat is recorded in the Clerk's Office, Circuit Court of Henrico County, Virginia, in Plat Book 84, page 205, to which reference is made for a more particular description.

      Less and except that portion of the property acquired by the Commonwealth of Virginia by Certificate of Take recorded December 7, 1990, in Deed Book 2271, page 1951, and Final Order entered December 7, 1990, a copy of which was recorded December 12, 1990 in Deed Book 2272, page 715.

      Together with the Easement Area, Fort McHenry Access Drive and Signage Easement as described in Declaration of Access Easement and Maintenance Agreement dated February 28, 1991, recorded March 22, 1991, in Deed Book 2284, page 990.

      Being a part of the same real estate conveyed to Grantor by deed of Richmond Erin Shades Associates Limited, a Virginia limited Partnership, dated September 4, 1987 and recorded September 4, 1987 in the Clerk's Office, Circuit Court, Henrico County, Virginia, in Deed Book 2095, page 356.

                                    EXHIBIT B
                                    ---------



                             See attached Rent Roll.

                                    EXHIBIT C
                                    ---------


                  See attached Security Deposit Audit Report.

                     THE GABLES OF ERIN SHADES APARTMENTS
                              RICHMOND, VIRGINIA

                            ASSIGNMENT AND ASSUMPTION
                                 OF CONTRACTS
                                 ------------

      THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment") is entered into as of the 30th day of June, 1998, between Richmond Gables Associates, a Virginia general partnership, ("Assignor"), with an address c/o PaineWebber
Equity Partners Two Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110 and Cornerstone Realty Income Trust, Inc. ("Assignee"), a Virginia corporation, with an address of 306 East Main Street, Richmond, Virginia.

      1.    Real Property.  The "Real Property" shall mean the Land and
Improvements.

      2. Land. The "Land" shall mean all of the land described on Exhibit A attached hereto, together with all privileges, rights, easements, and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

      3. Improvements. The "Improvements" shall mean all buildings, structures and other improvements situated upon the Land and all fixtures, systems and facilities owned by Seller and located on the Land, which include 224 rental units.

      2. Contracts. "Contracts" shall mean all of Assignor's rights, if any, in the contracts listed on Exhibit B attached hereto, being all service, supply and equipment rental, management, operating and leasing contracts affecting the Real Property, to the extent that (i) Seller is entitled to transfer the same to Buyer, and (ii) Buyer has not elect to have Seller terminate them.

      4. Assignment. For good and valuable consideration received by Assignor the receipt and sufficiency of which is hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Contracts.

      5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Contracts which are applicable to the period and required to be performed from and after the date of this Assignment, but not otherwise. Assignor shall remain liable for the covenants, agreements and obligations of Assignor under the Contracts which are applicable to the period and required to be performed prior to the date of this Assignment.

      6. Indemnity. Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns, harmless against all loss, costs, expenses, liabilities, damages, actions, causes of action, demands or claims (including, without limitation, attorneys= fees and disbursements) arising out of or in connection with the obligations of Assignor as vendee under the Contracts which are applicable to the period and required to be performed from and after the date of this Assignment. Assignor hereby agrees to indemnify and hold Assignee, its successors and assigns, harmless against all loss, costs, expenses, liabilities, damages, actions, causes of action, demands or claims (including, without limitation, attorneys= fees and disbursements) arising out of or in connection with the obligations of Assignor as vendee under the Contracts which are applicable to the period and required to be performed prior to the date of this Assignment.

      7. Attorneys' Fees. If either Assignee or Assignor or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

      8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      9. Counterparts. This Assignment may be executed in multiple counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

                                     SELLER:

                                    RICHMOND GABLES ASSOCIATES, a
                                    Virginia general partnership

                                    By:   PaineWebber Equity Partners Two
                                          Limited Partnership, a Virginia
                                          limited partnership, a general
                                          partner

                                          By:   Second Equity Partners, Inc.
                                                its managing general partner

                                                By:/s/ Peter F. Sullivan
                                                   ---------------------
                                                Name: Peter F. Sullivan
                                                Title: Vice President

                                   PURCHASER:

                                    CORNERSTONE REALTY INCOME TRUST, INC., a
                                    Virginia corporation

                                    By:  Gus G. Remppies
                                         ----------------
                                    Name:  Gus G. Remppies
                                    Title:   Vice President

                                    EXHIBIT A
                                    ---------



      All that certain piece or parcel of land, with improvements thereon and appurtenances thereto belonging, lying and being in the Three Chopt District, Henrico County, Virginia, on the northside of Broad Street Road (U.S. Route 250) as shown on that certain plat of survey prepared by J.K. Timmons & Associates, P.C., dated July 17, 1987, last revised May 26, 1988, entitled AImprovements on
15.550 Acres of Land at the Northeast Intersection of Broad Street Road and Innsbrook Drive known as Erin Shades", a copy of which plat is recorded in the Clerk's Office, Circuit Court of Henrico County, Virginia, in Plat Book 84, page 205, to which reference is made for a more particular description.

      Less and except that portion of the property acquired by the Commonwealth of Virginia by Certificate of Take recorded December 7, 1990, in Deed Book 2271, page 1951, and Final Order entered December 7, 1990, a copy of which was recorded December 12, 1990 in Deed Book 2272, page 715.

      Together with the Easement Area, Fort McHenry Access Drive and Signage Easement as described in Declaration of Access Easement and Maintenance Agreement dated February 28, 1991, recorded March 22, 1991, in Deed Book 2284, page 990.

      Being a part of the same real estate conveyed to Grantor by deed of Richmond Erin Shades Associates Limited, a Virginia limited Partnership, dated September 4, 1987 and recorded September 4, 1987 in the Clerk's Office, Circuit Court, Henrico County, Virginia, in Deed Book 2095, page 356.

                                    EXHIBIT B
                                    ---------


                         See attached list of Contracts.

                        SELLER'S SETTLEMENT STATEMENT

PURCHASER:              Cornerstone Realty Income Trust
                        306 East Main Street
                        Richmond, VA  23219

SELLER:                 Richmond Gables Associates
                        c/o PaineWebber Properties Incorporated
                        265 Franklin Street, 15th Floor
                        Boston, MA 02110

CLOSING DATE:           June 30, 1998

PROPERTY:               "Erin Shades" at the northeast intersection of Broad
                        Street Road and Innsbrook Drive, Henrico County,
                        Virginia

SETTLEMENT:             Commonwealth Land Title Insurance Company
FILE HE982769C          823 E. Main Street, Suite 1300
                        Richmond, VA  23219

================================================================================
                                    DEBIT                            CREDIT

Purchase Price:                                                 $11,500,000.00

Special per diem                                                      4,800.00
Payoff existing mortgage:       $5,448,812.00
  Prudential Insurance

Security deposits:                  28,012.50
Pet deposits:                        4,290.00

Caldwell Gregory laundry contract    5,351.08

Deed recording charges:
  Grantor's Tax                     11,500.00
  Release Fees                          36.50

Title charges:
  1/2 settlement fee                   125.00
  overnight courier                     25.00

Broker Fees:
  Insignia/ESG, Inc.               225,000.00

Fee to CTF Realty:                  50,000.00

Distribution to
  Richmond Erin Shades             578,556.12

Seller's legal fees:
  Goodwin, Proctor & Hoar (POC)
================================================================================

Amount due Seller:                                               $5,153,091.80

                       PURCHASER'S SETTLEMENT STATEMENT

PURCHASER:              Cornerstone Realty Income Trust
                        306 East Main Street
                        Richmond, VA  23219

SELLER:                 Richmond Gables Associates
                        c/o PaineWebber Properties Incorporated
                        265 Franklin Street, 15th Floor
                        Boston, MA 02110

CLOSING DATE:           June 30, 1998

PROPERTY:               "Erin Shades" at the northeast intersection of Broad
                        Street Road and Innsbrook Drive, Henrico County,
                        Virginia

SETTLEMENT:             Commonwealth Land Title Insurance Company
FILE HE982769C          823 E. Main Street, Suite 1300
                        Richmond, VA  23219

================================================================================
                                  DEBIT                               CREDIT

Purchase Price:                $11,500,000.00

Deposit:                                                           $250,000.00

Security deposits:                                                   28,012.50
Pet deposits:                                                         4,090.00

Caldwell Gregory laundry contract                                     5,351.08

Deed recording charges:
  State tax                         17,250.00
  Local tax                          5,750.00
  Clerk's Fee                           16.00

Title charges:
 Owners premiums & endorsements      8,050.00
 Title examination, copies, etc.       382.40
  1/2 settlement fee                   125.00

Purchaser legal fees:
  Leclair Ryan                       9,674.00

Survey:
 Charles H. Fleet & Assoc. (POC)
================================================================================

Amount due from Purchaser:                                      $11,253,793.82